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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/ A
(AMENDMENT NO. 1)

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fiberstars, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California (State of Incorporation or Organization)	94-3021850 (IRS Employer Identification No.)

44259 Nobel Drive, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None	None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

Series A Participating Preferred Stock Purchase Rights
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        This Amendment No. 1 to Form 8-A is being filed in order to disclose an amendment to a provision governing the "Rights" described in the Company's Registration Statement on Form 8-A dated September 20, 2001. The amended provision has been effected pursuant to the terms of an Amendment No. 1 to Rights Agreement, dated March 26, 2002 between the Company and Mellon Investor Services, LLC, in its capacity as rights agent, a copy of which has been filed herewith and is incorporated herein by reference. A copy of the Rights Agreement was originally filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A dated September 20, 2001.

Item 2. Exhibits.

  4.1
  Form of Rights Agreement dated as of September 20, 2001 by and between Fiberstars, Inc. and Mellon Investor Services, LLC as rights agent, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8- A (SEC File No. 000-24230) and incorporated herein by reference).

  4.2
  Amendment No. 1 to Rights Agreement dated as of March 26, 2002, between Fiberstars, Inc. and Mellon Investor Services, LLC as rights agent.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 17, 2002.	FIBERSTARS, INC.

	By:	/s/ ROBERT CONNORS Robert Connors Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Form of Rights Agreement dated as of September 20, 2001 between Fiberstars, Inc. and Mellon Investor Services, LLC as rights agent, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A (SEC File No. 000-24230) and incorporated herein by reference).
4.2	Amendment No. 1 to Rights Agreement dated as of March 26, 2002, between Fiberstars, Inc. and Mellon Investor Services, LLC as rights agent.

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FORM 8-A/ A (AMENDMENT NO. 1)
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS